EXHIBIT 10.12


                           IRREVOCABLE PROXY AGREEMENT

        NOTICE: THE PROXY PROVIDED HEREUNDER IS IRREVOCABLE FOR ITS TERM

         This IRREVOCABLE PROXY AGREEMENT (this "Agreement") is made and entered into as of _______________, 2004, by and between Richard P. Kiphart ("Kiphart") and Jeff Zernov ("Zernov").

                                    RECITALS

A. Concurrently with the execution of this Agreement, Photo Control Corporation ("PCC") has issued to Kiphart ________ shares of PCC's common stock (the "Shares") pursuant to the terms and conditions of a Subscription Agreement dated April 15, 2004.

B. PCC, Nature Vision, Zernov and certain other parties entered into that certain Merger Agreement and Plan of Reorganization dated April 15, 2004 (the "Merger Agreement").

C. As a condition to entering into the Merger Agreement, Zernov requested that Kiphart, and Kiphart agreed, appoint Zernov as Kiphart's proxy to vote the Shares upon the terms and conditions contained in this Agreement.

                                    AGREEMENT

         The parties agree as follows:

1. Agreement to Retain Shares. Kiphart agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber Shares or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (a) such date and time Zernov has executed and delivered to Kiphart an instrument of termination which specifies in writing that this Agreement has been terminated, or (b) the second anniversary of this Agreement.

2. Agreement to Vote Shares and Grant Proxy. Effective on the date hereof, Kiphart hereby irrevocably appoints Zernov as his true and lawful attorney-in-fact and proxy, with full power of substitution for and in his name, to vote and otherwise act with respect to the Shares, at any meetings of stockholders of PCC (or by written action in lieu thereof) and at any other time the Shares are required to or may be voted or acted upon. THE PARTIES ACKNOWLEDGE THAT THE PROXY PROVIDED FOR HERE IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations, Warranties and Covenants of Kiphart. Kiphart represents, warrants and covenants to Zernov as follows:

         3.1 Ownership of Shares. Kiphart is the sole beneficial and record owner and holder of the Shares, which at the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances.

         3.2 Authority; Due Execution. Kiphart has full power and authority to make, enter into and carry out the terms of this Agreement. Kiphart has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by Zernov, this Agreement constitutes a valid and binding obligation of Kiphart.

4. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.


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5.       Miscellaneous.

         5.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         5.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         5.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         5.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Zernov will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Kiphart set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Zernov upon any such violation, Zernov shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Zernov at law or in equity.

         5.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Minnesota without regard to the choice of law principles thereof.

         5.6 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

         5.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         5.8 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, Zernov and Kiphart have executed this Agreement as of the date first written above.

"KIPHART"


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Richard P. Kiphart


"ZERNOV"


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Jeff Zernov